Exhibit 99.2


                             JOINT FILING AGREEMENT


         Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this
Exhibit is attached is filed on behalf of each of them.

Dated: October 14, 1998


                                            JOHN A. LEVIN & CO., INC.

                                            By: /s/ John A. Levin
                                            ---------------------
                                            John A. Levin
                                            Chairman and Chief Executive Officer


                                            BAKER, FENTRESS & CO., INC.

                                            By: /s/ John A. Levin
                                            ---------------------
                                            John A. Levin
                                            President

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